Exhibit 4.1

STOCKHOLDERS’ AGREEMENT

BY AND AMONG

ALBERTSONS COMPANIES, INC.

AND

HOLDERS OF STOCK OF ALBERTSONS COMPANIES, INC. SIGNATORY HERETO

Dated as of                 , 2020

i

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (the “Agreement”) is made, entered into and effective as of                , 2020, by and between                (together, “Cerberus”),                 (“Schottenstein”),                 (collectively, “Klaff”),                 (collectively, “Lubert-Adler”),                 (collectively, “Kimco”, and each of Cerberus, Schottenstein, Klaff, Lubert-Adler and Kimco, a “Sponsor” and, collectively, the “ACI Control Group”) and Albertsons Companies, Inc., a Delaware corporation (including any of its successors by merger, acquisition, reorganization, conversion or otherwise) (the “Company”).

WITNESSETH

WHEREAS, as of the date hereof, each of the members of the ACI Control Group owns securities of the Company; and

WHEREAS, the parties desire to set forth certain rights of members of the ACI Control Group with respect to the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms(a) . As used in this Agreement, the following terms shall have the following meanings:

“ACI Control Group” has the meaning set forth in the preamble.

“ACI Control Group Approval” shall mean the affirmative vote of a majority of the outstanding shares of Company Shares owned by the ACI Control Group.

“Affiliate” shall mean any Person or entity, directly or indirectly controlling, controlled by or under common control with such Person or entity, including (i) a general partner, limited partner, or retired partner affiliated with such Person or entity, (ii) a fund, partnership, limited liability company or other entity affiliated with such Person or entity, (iii) a director, officer, stockholder, partner or member (or retired partner or member) affiliated with such Person or entity, or (iv) or the estate of any such partner or member (or retired partner or member) affiliated with such Person or entity; provided that neither the Company nor any of its subsidiaries shall be deemed to be an Affiliate of the Holders.

“Agreement” has the meaning set forth in the preamble.

“Audit Committee” has the meaning set forth in Section 2.02(a).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks located in New York, New York are required or authorized by law or executive order to be closed.

“Company” has the meaning set forth in the preamble.

“Company Share Equivalent” means securities exercisable or exchangeable for, or convertible, into Company Shares.

“Company Shares” means the shares of common stock, par value $0.01 per share, of the Company, any Equity Securities of the Company into which such shares of common stock shall have been changed, or any Equity Securities of the Company resulting from any reclassification, recapitalization, reorganization, merger, consolidation, conversion, stock or other equity split or dividend or similar transactions with respect to such shares of common stock or such other Equity Securities.

“Compensation Committee” has the meaning set forth in Section 2.02(a).

“Director Requirements” means with respect to an individual, that such individual shall not be prohibited by law from service and complies with all applicable corporate governance policies and guidelines of the Company and the Board of Directors and subject to any employment agreement or other agreement with an employee of the Company or any of its subsidiaries or controlled Affiliates, and all applicable legal, regulatory and stock exchange requirements (other than any requirements under Section 303A of the New York Stock Exchange Listed Company Manual regarding director independence).

“Equity Securities” means, as applicable, (i) any capital stock, membership interests or other equity interest of any Person; (ii) any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests or other equity interest of any Person; or (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests or other equity interest of any Person or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests or other equity interest of any Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Governmental Entity” means any federal, state, local or foreign governmental, administrative, judicial or regulatory agency, commission, court, body, entity or authority.

“Holder” means any holder of Company Shares that is a party hereto and/or any Permitted Assignee that succeeds to rights hereunder pursuant to Section 4.08.

“Law” means foreign or domestic law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding of any Governmental Entity.

“Nominating Committee” has the meaning set forth in Section 2.02(a).

“Observer” has the meaning set forth in Section 2.01(h).

“Permitted Assignee” has the meaning set forth in Section 4.08.

“Person” means any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Sponsor” has the meaning set forth in the preamble.

“Voting Stock” of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

Section 1.02. Other Interpretive Provisions.

(a) In this Agreement, except as otherwise provided:

(i) A reference to an Article, Section, Schedule or Exhibit is a reference to an Article or Section of, or Schedule or Exhibit to, this Agreement, and references to this Agreement include any recital in or Schedule or Exhibit to this Agreement.

(ii) The Schedules form an integral part of and are hereby incorporated by reference into this Agreement.

(iii) Headings and the Table of Contents are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

(iv) Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine and vice versa, and words importing persons include corporations, associations, partnerships, joint ventures and limited liability companies and vice versa.

(v) Unless the context otherwise requires, the words “hereof” and “herein”, and words of similar meaning refer to this Agreement as a whole and not to any particular Article, Section or clause. The words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation.”

(vi) A reference to any legislation or to any provision of any legislation shall include any amendment, modification or re-enactment thereof and any legislative provision substituted therefor.

(vii) All determinations to be made by any Holder hereunder may be made by such Holder in its sole discretion, and such Holder may determine, in its sole discretion, whether or not to take actions that are permitted, but not required, by this Agreement to be taken by such Holder, including the giving of consents required hereunder.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intention or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

ARTICLE II

CORPORATE GOVERNANCE

Section 2.01. Board Representation.

(a) The Company and each member of the ACI Control Group shall take all reasonable measures, if any, within its respective control to cause the Board of Directors to consist of at least five (5) directors who qualify as “independent” under the applicable rules of the New York Stock Exchange (the “NYSE”) and as such term is defined in Rule 10A-3(b)(1) under the Exchange Act. Independent directors may include one or more nominees nominated pursuant to this Section 2.01. From and after such time as the Company ceases to a “controlled company” within the meaning of the corporate governance standards of the NYSE and after the expiration of any applicable transition periods under such standards, the majority of the Board of Directors shall be comprised of members who are “independent” under the applicable rules of the NYSE and as such term is defined in Rule 10A-3(b)(1) under the Exchange Act. At all times the Company shall take all action necessary to cause the number of directors constituting the Board of Directors (regardless of the number of independent or other directors otherwise required) to be at least such number as shall be necessary to provide for the designation of one or more directors by each Sponsor entitled pursuant to this Section 2.01 to designate to the Board of Directors one or more directors.

(b) The Company and each member of the ACI Control Group shall take all reasonable measures, if any, within its respective control, to cause the Chief Executive Officer of the Company to be nominated and supported by the Company for election as a director.

(c) For so long as Cerberus has, in the aggregate, beneficial ownership of (i) at least 20% of the aggregate number of Company Shares then outstanding, Cerberus shall be entitled to designate to the Board of Directors four (4) directors; (ii) less than 20% but at least 10% of the aggregate number of Company Shares then outstanding, Cerberus shall be entitled to designate to the Board of Directors two (2) directors; and (iii) less than 10% but at least 5% of the aggregate number of Company Shares then outstanding, Cerberus shall be entitled to designate to the Board of Directors one (1) director.

(d) For so long as Schottenstein has, in the aggregate, beneficial ownership of at least 5% of the aggregate number of Company Shares then outstanding, Schottenstein shall be entitled to designate to the Board of Directors one (1) director.

(e) For so long as Klaff has, in the aggregate, beneficial ownership of at least 5% of the aggregate number of Company Shares then outstanding, Klaff shall be entitled to designate to the Board of Directors one (1) director.

(f) For so long as a Sponsor is entitled to designate one or more directors to the Board of Directors pursuant to this Section 2.01, the Company agrees it shall take all action reasonably available to it to cause such individual(s) who satisfy the Director Requirements (or any replacement designated by such Sponsor) to be included in the slate of nominees recommended by the Board of Directors to the Company’s stockholders for election as directors at each annual meeting of the stockholders of the Company (and/or in connection with any special meeting of stockholders or election by written consent) and the Company shall use the same efforts to cause the election of such nominee(s) as it uses to cause other nominees recommended by the Board of Directors to be elected, including soliciting proxies in favor of the election of such nominee(s).

(g) If the number of directors that a Sponsor is entitled to designate to the Board of Directors is reduced pursuant to the terms of this Section 2.01, then such Sponsor shall promptly cause a number of directors equal to such reduction to resign from service on the Board of Directors, including all committees thereof. Each Sponsor shall cause any director designated to the Board of Directors by it to resign from service on any committee of the Board of Directors if, as a result of such director’s service on such committee, such committee does not satisfy the requirements of applicable law or the NYSE rules for service on such committee.

(h) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director designated by a Sponsor to the Board of Directors pursuant to this Section 2.01, or in the event of the failure of any such nominee of a Sponsor to be elected, the Sponsor who designated such director shall have the right to designate a replacement who satisfies the Director Requirements to fill such vacancy (but only if the Sponsor would be then entitled to designate such director pursuant to the foregoing provisions of this Section 2.01). The Company shall take all action reasonably available to it to cause such vacancy to be filled by the replacement so designated, and, to the extent permitted under the Certificate of Incorporation and Bylaws of the Company then in effect, to cause the Board of Directors to promptly elect such designee to the Board of Directors. Any other vacant director position(s) or newly created directorship(s) shall be filled by the Board of Directors, upon the recommendation of the Nominating Committee.

(i) For so long as such Sponsor has, in the aggregate, beneficial ownership of at least 5% of the aggregate number of Company Shares then outstanding, each of Cerberus, Kimco and Lubert-Adler shall have the right to designate one (1) observer to the Board of Directors (each such observer, an “Observer”). A Sponsor shall have the right to designate a replacement for any Observer previously designated by such Sponsor at any time and from time to time for so long as such Sponsor has a right to designate an Observer. Robert G. Miller shall also have the right to be an Observer.

(j) An Observer may attend any meeting of the Board of Directors, provided, that no Observer shall have the right to vote or otherwise participate in the Board of Directors meeting in any way other than to observe any applicable meeting of the Board of Directors. Observers shall be provided advance notice of each meeting of the Board of Directors in the same manner and at the same time as the other members of the Board of Directors and shall be given copies of all documents, materials and other information as and when given to other members of the Board of Directors, provided that the Observer shall have executed a non-disclosure and confidentiality agreement and such other acknowledgments and agreements reasonably satisfactory to the Board of Directors. Notwithstanding the foregoing, the Observer shall be excluded from attending any meeting of the Board of Directors or receiving any materials to the extent necessary to preserve attorney-client privilege, to safeguard highly proprietary or classified information, in the case of any conflict of interest involving such Observer or as otherwise deemed necessary or advisable by the Board of Directors. The Board of Directors or any committee thereof shall have the right to exclude an Observer from any meeting or portion thereof in the sole discretion of a majority of the members in attendance at such meeting. Each Observer shall be a natural person. The Company shall reimburse each Observer for his or her reasonable out-of-pocket costs incurred to attend meetings of the Board of Directors. The Company agrees that each Observer shall be entitled to the benefit of the indemnification and advancement of expenses provided by, or granted pursuant to, the Bylaws of the Company as if such Observer was a director of the Company.

Section 2.02. Board Committees.

(a) The Company shall establish and maintain an audit committee of the Board of Directors (the “Audit Committee”), a compensation committee of the Board of Directors (the “Compensation Committee”), a nominating and corporate governance committee of the Board of Directors (the “Nominating Committee”), and such other Board of Directors committees as the Board of Directors deems appropriate from time to time or as may be required by applicable law or the NYSE rules. The committees shall have such duties and responsibilities as are customary for such committees, subject to the provisions of this Agreement and committee charters adopted by the Board of Directors or the committees.

(b) Notwithstanding the foregoing, the Board of Directors (upon the recommendation of the Nominating Committee) shall, only to the extent necessary to comply with applicable law or the NYSE rules, modify the composition of any such committee. If any vacant director position on any committee of the Board of Directors results from a Sponsor no longer being entitled to designate at least one (1) director to the Board of Directors or declining to have one (1) of its director designees serve on such committee, then such vacant position shall be filled by the Board of Directors.

Section 2.03. Voting.

(a) Each member of the ACI Control Group and their respective Permitted Assignees agrees, with respect to all of such Person’s Company Shares from time to time held by such member to vote such Person’s Company Shares for the directors designated to the Board of Directors in Section 2.01. Each member of the ACI Control Group and each of their respective Permitted Assignees, shall take all other necessary or desirable actions within such Person’s control (including, without limitation, attending meetings of stockholders in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) to effect the voting of such Person’s Company Shares in accordance with this provision.

(b) To secure each member of the ACI Control Group’s obligations to vote their respective Company Shares in accordance with Section 2.03(a) of this Agreement, each such Person hereby appoints an officer of the Company as such Person’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Person’s Company Shares as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of such Person if, and only if, such Person fails to vote all of such Person’s Company Shares or execute such other instruments in accordance with the provisions of this Agreement within five days of the Company’s written request for such Person’s written consent or signature. The proxy and power granted by each Person pursuant to this Section 2.03(b) are coupled with an interest and are given to secure the performance of such Person’s duties under this Agreement. Each such member of the ACI Control Group agrees to execute an irrevocable proxy in favor of the designated individual as and when identified, if requested by the Company. Each such proxy and power will be irrevocable for the term hereof. The proxy and power, so long as any such Person is an individual, will survive the death, incompetency and disability of such party or any other individual holder of any Person’s Company Shares, as the case may be, and, so long as such Person is an entity, will survive the merger or reorganization of such party or any other entity holding any of a Person’s Company Shares.

Section 2.04. Controlled Company.

(a) The Company and the members of the ACI Control Group agree that, by virtue of the combined Company Shares owned by the members of the ACI Control Group as of the date of this Agreement, the Company qualifies as of the date of this Agreement as a “controlled company” within the meaning of the corporate governance standards of the NYSE.

(b) For so long as the Company qualifies as a “controlled company” for the purposes of the applicable NYSE rules, the Company shall elect to be a “controlled company” for purposes of the NYSE rules. If the Company ceases to qualify as a “controlled company” for purposes of the NYSE rules, the Company and members of the ACI Control Group shall take whatever action may be reasonably necessary in relation to such party, if any, to cause the Company to comply with the applicable NYSE rules as then in effect within the timeframe for compliance available under such rules, including any applicable transition periods. Notwithstanding the foregoing, upon the mutual election of the Board of Directors and the ACI Control Group, the Company shall elect not to be a “controlled company” for purposes of the NYSE rules and, if so elected, the Company and the ACI Control Group will take all actions reasonably necessary in relation to such party, if any, to cause the Company to comply with the NYSE rules as then in effect within the timeframe for compliance available under such rules, including any applicable transition periods.

ARTICLE III

GROUP MATTERS

Section 3.01. Group Agreement.

(a) Each of the members of the ACI Control Group agrees to form a group for the purpose of working together to enhance stockholder value at the Company.

(b) To the extent required by applicable law, in accordance with Rule 13d-1(k)(1)(iii) under the Exchange Act, each member of the ACI Control Group agrees to the joint filing on behalf of each of them of statements on Schedule 13D or Schedule 13G, and any amendments thereto, with respect to the Company Shares. Each member of the ACI Control Group shall be responsible for the accuracy and completeness of such member’s own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

(c) Each member of the ACI Control Group shall, no later than 24 hours after each such transaction, provide written notice to Cerberus and Schulte Roth & Zabel LLP of (i) any of their purchases or sales of securities of the Company, or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership. Cerberus shall also use its reasonable best efforts to notify the other members of the ACI Control Group of any significant purchases or sales of securities on its behalf and will in any case provide periodic information on sales and purchases upon reasonable request by the other members of the ACI Control Group.

(d) Each member of the ACI Control Group agrees that, to the extent any SEC filing, press release or public communication proposed to be made or issued by such member of the ACI Control Group references another member of the ACI Control Group, it shall provide a copy of such material to such referenced member of the ACI Control Group in advance of such filing, disclosure or communication and consider in good faith any reasonable comments to such material prior to filing or making public. The parties hereto hereby agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the ACI Control Group concerning decisions to be made, actions to be taken or statements to be made in connection with the ACI Control Group’s activities.

(e) The ACI Control Group shall be limited to carrying on the business of the group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any member of the ACI Control Group to act as an agent for any other member of the ACI Control Group, or to create a joint venture or partnership.

ARTICLE IV

MISCELLANEOUS

Section 4.01. Term. This Agreement shall terminate with respect to a Sponsor (and, for purposes of this Agreement, such Sponsor’s status as a member of the ACI Control Group) when such Sponsor ceases to own 5% of the aggregate number of Company Shares then outstanding. This Agreement shall expire when no member of the ACI Control Group has a right to designate a director to the Board of Directors pursuant to Section 2.01.

Section 4.02. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

Section 4.03. Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

Section 4.04. Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service, (c) when transmitted via email (including via attached pdf document) to the applicable email address set forth below, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties, as applicable, at the applicable address, facsimile number or email address set forth below (or such other address, facsimile number or email address as such Holder may specify by notice to the Company in accordance with this Section 4.04), and the Company, which notices shall be addressed:

If to the Company, to:

Albertsons Companies, Inc.

250 Parkcenter Blvd.

Boise, ID 83706

Attention: Robert A. Gordon, Esq.

Email:       Robert.gordon@albertsons.com

with copies (which shall not constitute notice) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Stuart D. Freedman, Esq.

Antonio L. Diaz-Albertini, Esq.

Email: Stuart.Freedman@srz.com

     Antonio.Diaz-Albertini@srz.com

If to Cerberus, to:

c/o Cerberus Capital Management, L.P.

875 Third Avenue, 11th Floor

New York, NY 10022

Attention: Lenard Tessler

Alex Benjamin, Esq.

Email: LTessler@cerberus.com

    Albenjamin@cerberus.com

with copies (which shall not constitute notice) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Stuart D. Freedman, Esq.

       Antonio L. Diaz-Albertini, Esq.

Email: Stuart.Freedman@srz.com

  Antonio.Diaz-Albertini@srz.com

If to Schottenstein, to:

Jubilee Limited Partnership

4300 E. Fifth Ave.

Columbus, OH 43219

Attention: Ben Kraner

       Tod H. Friedman, Esq.

Email: ben.kraner@spgroup.com

  tod.friedman@spgroup.com

If to Klaff, to:

Klaff Realty, L.P.

35 E. Wacker Drive

Suite 2900

Chicago, IL 60601

Attention: Hersch M. Klaff

Email: hklaff@klaff.com

with a copy (which shall not constitute notice) to:

Fox, Swibel, Levin & Carroll, LLP

200 W. Madison Street, Suite 3000

Chicago, IL 60603

Attention: Laurie A. Levin

Email: LLevin@foxswibel.com

If to Lubert-Adler, to:

Lubert-Adler Partners

The FMC Tower

2929 Walnut Street, Suite 1530

Philadelphia, PA 19104

Attention: Dean Adler

   R. Eric Emrich

Email: dadler@lubertadler.com

eemrich@lubertadler.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attention: Richard J. Campbell

Email: rcampbell@kirkland.com

If to Kimco, to:

c/o Kimco Realty Corporation

3333 New Hyde Park Road, Suite 100

New Hyde Park, NY 11042

Attention: Raymond Edwards

   Bruce Rubenstein

Email: Redwards@kimcorealty.com

BRubenstein@kimcorealty.com

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Philip Richter

Steven G. Scheinfeld, Esq.

Email: Philip.richter@friedfrank.com

Section 4.05. Publicity and Confidentiality. Each of the parties hereto shall keep confidential this Agreement and the transactions contemplated hereby, and any nonpublic information received pursuant hereto, and shall not disclose, issue any press release or otherwise make any public statement relating hereto or thereto without the prior written consent of the Company and the ACI Control Group, unless so required by applicable law or any governmental authority; provided that no such written consent shall be required (and each party shall be free to release such information) for disclosures (a) to each party’s partners, members, advisors, employees, agents, accountants, trustee, attorneys, Affiliates and investment vehicles managed or advised by such party or the partners, members, advisors, employees, agents, accountants, trustee or attorneys of such Affiliates or managed or advised investment vehicles, in each case so long as such Persons agree to keep such information confidential or (b) to the extent required by law, rule or regulation.

Section 4.06. Amendment. The terms and provisions of this Agreement may only be amended, modified, waived or terminated at any time and from time to time by a writing executed by the Company and ACI Control Group Approval; provided, that, any amendment, modification or waiver that would affect the rights, benefits or obligations of any Holder shall require the written consent of such Holder only if any of the following is applicable: (i) such amendment, modification, waiver or termination would materially and adversely affect such rights, benefits or obligations of such Holder and (ii) such amendment, modification, waiver or termination would affect such Holder in a materially worse manner than the manner in which such amendment or waiver affects the other Holders.

Section 4.07. Successors, Assigns and Transferees

The rights and obligations of each party hereto may not be assigned, in whole or in part, without the written consent of the Company and ACI Control Group Approval.

Section 4.08. Binding Effect. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors.

Section 4.09. Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto any right, remedy or claim under or by virtue of this Agreement.

Section 4.10. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE U.S. DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

Section 4.11. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.12.

Section 4.12. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

Section 4.14. Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 4.15. Joinder. Any Person may, with ACI Control Group Approval, be admitted as a party to this Agreement upon its execution and delivery of a joinder agreement, in form and substance acceptable to the ACI Control Group, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents the ACI Control Group reasonably determines are necessary to make such Person a party hereto), whereupon such Person will be treated as a Holder for all purposes of this Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ALBERTSONS COMPANIES, INC.

By:
Name:
Title:

HOLDERS:

CERBERUS:

[________]

By:
Name:
Title:

SCHOTTENSTEIN:

[________]

By:
Name:
Title:

KLAFF:

[________]

By:
Name:
Title:

LUBERT-ADLER:

[________]

By:
Name:
Title:

KIMCO:

[________]

By:
Name:
Title: